UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

       April 16, 2020
Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-36117 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey 08054 (Address of Principal Executive Offices, including zip code)

(856) 505-8800 (Registrant's Telephone Number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	INTT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On April 16, 2020, inTEST Corporation (the “Company”) entered into a Term Note (the “Company Note”) with M&T Bank (“M&T”) pursuant to the Paycheck Protection Program (the “PPP”) of the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) administered by the U.S. Small Business Administration. The Company’s wholly owned subsidiaries, Ambrell Corporation (“Ambrell”), inTEST EMS, LLC (“EMS”), Temptronic Corporation (“Temptronic”) and inTEST Silicon Valley Corporation (“Silicon Valley”) (collectively with the Company, the “Borrowers”), each also entered a Term Note with M&T (each, a “Note” and collectively with the Company Note, the “Notes”) pursuant to the PPP of the CARES Act. Each of the Notes is dated April 16, 2020, except for the EMS Note, which is dated April 14, 2020. The principal amount of each Note is as follows: the Company received $141,035; Ambrell received $913,102; EMS received $416,400; Temptronic received $1,099,410; and Silicon Valley received $259,260.

In accordance with the requirements of the CARES Act, the Borrowers will use the proceeds from the Notes in accordance with the requirements of the PPP to cover certain qualified expenses, including payroll costs, rent and utility costs. Interest accrues on each of the Notes at the rate of 1.00% per annum. Each of the Borrowers may apply for forgiveness of amount due under its respective Note, in an amount equal to the sum of qualified expenses under the PPP, which include payroll costs, rent obligations, and covered utility payments incurred during the eight weeks following disbursement under each of the Notes. Each Borrower intends to use the entire proceeds under each of the Notes for such qualifying expenses.

Subject to any forgiveness under the PPP, each of the Notes matures two years following the date of issuance of the Note and includes a period for the first six months during which time required payments of interest and principal are deferred. Beginning on the seventh month following the date of the Notes, each Borrower is required to make 18 monthly payments of principal and interest. The Notes may be prepaid at any time prior to maturity with no prepayment penalties. The Notes provide for customary events of default, including, among others, those relating to failure to make payments, bankruptcy, breaches of representations and material adverse effects. The Borrowers did not provide any collateral or guarantees for the Notes.

The foregoing description of the Notes is qualified by reference to the complete text of the Company Note and each additional Note, copies of which are attached as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.    Other Events.

On April 22, 2020, the Company announced via press release the receipt of loans pursuant to the PPP, the closing of the Company’s $7.5 million working capital line of credit with M&T Bank, that the Company’s corporate offices and business units (inTEST EMS, inTEST Thermal Solutions, and Ambrell) are operational and have been deemed “critical and essential business operations” under the various governmental COVID-19 mandates, and the implementation by the Company of workplace safeguards to protect and ensure the health and well-being of employees. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Term Note between inTEST Corporation and M&T Bank, dated April 16, 2020
10.2*	Term Note between Ambrell Corporation and M&T Bank, dated April 16, 2020
10.3*	Term Note between inTEST EMS, LLC and M&T Bank, dated April 14, 2020
10.4*	Term Note between Temptronic Corporation and M&T Bank, dated April 16, 2020
10.5*	Term Note between inTEST Silicon Valley Corporation and M&T Bank, dated April 16, 2020
99.1	Press Release dated April 22, 2020

 ______________

*	Certain sensitive personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K by means of redacting a portion of the text and replacing it with [***].

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By: /s/ Hugh T. Regan, Jr.
Hugh T. Regan, Jr.
Secretary, Treasurer and Chief Financial Officer

Date:   April 22, 2020